PAUZE' FUNDS

                            ADMINISTRATION AGREEMENT

     THIS ADMINISTRATION AGREEMENT (the "Agreement") is made as of the 13th day of February, 1996, by and between PAUZE' FUNDS (the "Fund"), a Massachusetts Business Trust (the "Trust"), and DECLARATION SERVICE COMPANY (the "Administrator"), a Pennsylvania corporation.

                                WITNESSETH THAT:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is registering its shares of common stock under the Securities Act of 1933, as amended (the "1933 Act") in one or more distinct series of shares (the "Portfolio" or "Portfolios");

     WHEREAS, the Fund and the Administrator desire to enter into this Agreement pursuant to which the Administrator will provide administrative services to the Portfolios of the Fund identified on Schedule A hereto, as may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund and the Administrator, intending to be legally bound hereby, agree as follows:

     1. APPOINTMENT OF ADMINISTRATOR. The Fund hereby appoints the Administrator to perform the services described in this Agreement for the Portfolios of the Fund identified on Schedule A, and the Administrator hereby accepts such appointment. The Administrator shall act under such appointment pursuant to the terms and conditions hereinafter set forth.

     2. FUND DOCUMENTS. The Fund has provided to the Administrator properly certified or authenticated copies of the following Fund related documents in effect on the date hereof: the Fund's organizational documents, including Indenture of Trust and By-Laws; the Fund's Registration Statement on Form N-1A, including all exhibits thereto; the Fund's Prospectus and Statement of
Additional Information; all contracts with the Fund's investment adviser, custodian, transfer agent/shareholder servicing agent, distributor, accounting services agent and custodian; if applicable, notice filed with or granted by the Commodity Futures Trading Commission relating to the Fund's status as a commodity pool operator; and resolutions of the Fund's Board of Trustees authorizing the appointment of the Administrator and approving this Agreement (members of the Board of Trustees being referred to herein as "Trustees"). The Fund shall promptly provide to the Administrator copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

     3. ADMINISTRATIVE SERVICES. Subject to the direction and control of the Board of Trustees of the Fund and to the extent not otherwise the responsibility of, or provided by, the Fund or other agents of the Fund, the Administrator shall provide the administrative services set forth on Schedule B hereto. The Fund shall provide, and shall cause its investment adviser, custodian, transfer agent/shareholder servicing agent, distributor, accounting services agent, legal counsel and independent public accountants to cooperate with the Administrator and to provide it with, such information, documents and advice as the Administrator may reasonably request in order to enable the Administrator to perform its duties hereunder. The Administrator shall provide office space, facilities, equipment and personnel necessary to perform its obligations under this Agreement.

     4. ALLOCATION OF EXPENSES. The Administrator shall bear all costs and expenses associated with its obligation to provide the office space, facilities, equipment and personnel necessary to perform its duties under this Agreement, including compensation of officers of the Fund who are affiliated persons of the Administrator (if applicable). The Fund shall pay all its expenses other than those expressly stated to be payable by the Administrator hereunder, which expenses payable by the Fund shall include, without limitation: organizational expenses; fees and expenses payable to the Fund's investment adviser, custodian, transfer agent/shareholder servicing agent, distributor, accounting services agent, legal counsel and independent public accountants; all documented out-of-pocket expenses incurred by the Administrator in connection with the provision of administrative services hereunder; the cost of obtaining quotations for calculating the value of the assets of each Portfolio; taxes levied against the Fund or any Portfolio; brokerage fees, mark-ups and commissions in connection with the purchase and sale of Portfolio securities; costs, including the interest expense, of borrowing money; costs and/or fees incident to holding meetings of the Board of Trustees and shareholders; costs and/or fees related to preparation (including typesetting and printing charges) and mailing of copies of the Fund's Prospectus, Statement of Additional Information, reports and proxy materials to the existing shareholders of the Fund and filing of reports with regulatory bodies; costs and/or fees related to maintenance of the Fund's corporate existence; costs and/or fees of initial and on-going registration of shares with Federal and state securities authorities; costs of printing share certificates representing shares of the Fund; fees payable to, and expenses of, Trustees who are not "interested persons" of the Fund; premiums payable on the fidelity bond required by Section 17(g) of the 1940 Act, and any other premiums payable on insurance policies related to the Fund's business and the investment activities of its Portfolios; fees, voluntary assessments and other expenses incurred in connection with the Fund's membership in investment company organizations; and such non-recurring expenses as may arise, including actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect thereto.

     5. RECORDKEEPING AND OTHER INFORMATION. The Administrator shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, relating to the various services performed by it and not otherwise created and maintained by another party pursuant to a contract with the Fund. All records shall be the property of the Fund at all times and shall be available for inspection and use by the Fund. Where applicable, such records shall be maintained by the Administrator for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     6. AUDIT, INSPECTION AND VISITATION. The Administrator shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Fund or any person retained by the Fund. Upon reasonable notice by the Fund, the Administrator shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Fund, or any person retained by the Fund.

     7. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as otherwise provided herein, the Fund assumes full responsibility for ensuring that the Fund complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act, and the rules thereunder, and any other applicable laws, rules and regulations.

     8. COMPENSATION. The Fund shall pay to the Administrator as compensation for its services rendered hereunder the annual fee set forth in Schedule A. The fee shall be calculated and accrued daily, and paid monthly. The Fund shall also reimburse the Administrator for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, telecommunications charges, postage and delivery services, record retention costs, reproduction charges and traveling and lodging expenses incurred by officers and employees of the Administrator. The Fund shall pay the Administrator's monthly invoices for administration fees and out-of-pocket expenses within five days of the respective month-end. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Fund shall pay to the Administrator an administration fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Administrator as of the termination date shall survive the termination of this Agreement.

     9. APPOINTMENT OF AGENTS. The Administrator may at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such provisions of this Agreement as the Administrator may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Administrator of any of its responsibilities or liabilities hereunder.

     10. USE OF ADMINISTRATOR'S NAME. The Fund shall not use the name of the Administrator or any of its affiliates in the Prospectus, Statement of Additional Information, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by the Administrator; provided, however, that the Administrator shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments hereunder or that are required by the Securities and Exchange Commission (the "SEC") or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     11. USE OF FUND'S NAME. Neither the Administrator nor any of its affiliates shall use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto in writing by the Fund; provided, however, that the Fund shall approve all uses of its name that merely refer in accurate terms to the appointment of the Administrator hereunder or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     12. LIABILITY OF ADMINISTRATOR. The duties of the Administrator shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator may, in connection with this Agreement, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct. The Administrator may consult counsel to the Fund or the Fund's independent public accountants or other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable for any action taken or omitted by the Administrator in good faith in reliance on the oral or written advice of such counsel, independent public accountants or other experts. The Administrator shall not be liable for any action taken or omitted by the Administrator in reliance on the oral or written instruction, authorization, approval or information provided to the Administrator by any person reasonably believed by the Administrator to be authorized by the Fund to give such instruction, authorization, approval or information. The Administrator shall not be liable or responsible for any acts or omissions of any predecessor administrator or any other persons having responsibility for matters to which this Agreement relates prior to the effective date of this Agreement nor shall the Administrator be responsible for reviewing any such acts or omissions. Any person, even though also an officer, trustee, employee or agent of the Administrator or any of its affiliates, who may be or become an officer or Trustee of the Fund, shall be deemed, when rendering services to the Fund as such officer or Trustee, to be rendering such services to or acting solely for the Fund and not as an officer, trustee, employee or agent or one under the control or direction of the Administrator or any of its affiliates, even though paid by one of those entities. As used above in this Section 12 (except the previous sentence) and in Section 13, the term "Administrator" shall include trustees, officers, employees and other agents of the Administrator.

     13. INDEMNIFICATION. The Trust hereby agrees to indemnify and hold harmless the Administrator from and against any and all claims, demands, expenses (including attorney's fees) and liabilities whether with or without basis in fact or law, of any and every nature which the Administrator may sustain or incur or which may be asserted against the Administrator by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Administrator in good faith reliance upon any instrument, order or communication believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instruction or written instruction of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or permitted to be taken by the Administrator in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Administrator or its directors, officers, employees, or agents in cases of its own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation; provided, however, that the Administrator shall agree that any advancement of expenses shall be returned to the Fund if it is ultimately determined by an administrative or judicial tribunal that the expenses (and related liability, if any) resulted from the Administrator's own wilful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     The Administrator shall give prompt written notice to the Fund of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that the Administrator's failure to notify the Fund of such threatened or pending legal proceeding shall not operate to relieve the Fund of any liability arising hereunder. The Fund shall be entitled, if it so elects, to assume the defense of any claim subject to this Indemnity and such defense shall be conducted by counsel chosen by the Fund and satisfactory to the Administrator; provided, however, that if the defendants include both the Administrator and the Fund, and the Administrator shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Fund ("conflict of interest"), the Fund shall not have the right to elect to defend the claim on behalf of the Administrator, and the Administrator shall have the right to select separate counsel to defend such claim on behalf of the Administrator. In the event that the Fund elects to assume the defense of any claim pursuant to the preceding sentence and retains counsel satisfactory to the Administrator, the Administrator shall bear the fees and expenses of additional counsel retained by it, except for reasonable investigation costs which shall be borne by the Fund. If the Fund (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Administrator, or
(iii) has no right to assume the defense of a claim because of a conflict of interest, the Fund shall advance or reimburse the Administrator, at the election of the Administrator, reasonable fees and expenses of any counsel retained by the Administrator, including reasonable investigation costs.

     14. SCOPE OF DUTIES. The Administrator and the Fund shall regularly consult with each other regarding the Administrator's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Fund shall submit to the Administrator at a reasonable time in advance of filing with the SEC copies of any amended or supplemented Registration Statement of the Fund (including exhibits) under the 1940 Act and the 1933 Act, and, at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such materials that would require a change in the Administrator's obligations under this Agreement shall be subject to the Administrator's approval. In the event that a change in such documents or in the procedures contained therein increases the cost or burden to the Administrator of performing its obligations hereunder, the Administrator shall be entitled to receive reasonable compensation therefor.

     15. DURATION. This Agreement shall become effective on the date first written above and shall continue in force for two years from that date (the "Initial Term"). Thereafter, this Agreement shall continue in force from year to year (each a "Successive Term"), provided continuance after the Initial Term is approved at least annually by (i) the vote of a majority of the Trustees of the Fund and (ii) the vote of a majority of those Trustees of the Fund who are not "interested persons" of the Fund, and who are not parties to this Agreement or "interested persons" of any such party, cast at a meeting called for the purpose of voting on the approval.

     16. TERMINATION. This Agreement shall terminate as follows:

          a. This Agreement shall terminate automatically in the event of its assignment.

          b. Either the Fund or the Administrator may terminate this Agreement without penalty prior to the commencement of any Successive Term by providing to the other party 90 days prior written notice of such termination.

          c. Either party (the "terminating party") may immediately terminate this Agreement during the Initial Term or any Successive Term in the event of a material breach of this Agreement by the other party (the "breaching party"), provided that the terminating party has given to the breaching party notice of such breach, and the breaching party has not remedied such breach within 45 days after receipt of such notice.

     Upon the termination of this Agreement, the Fund shall pay to the Administrator such compensation and out-of-pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Fund designates a successor to any of the Administrator's obligations hereunder, the Administrator shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Administrator under the foregoing provisions.

     Sections 4, 8, 10, 11, 12, 13, 16, 17, 21, 22, 23, 24 and 25 shall  survive any termination of this Agreement.

     17. FORCE MAJEURE. The Administrator shall not be liable for any delays or errors in the performance of its obligations hereunder occurring by reason of circumstances not reasonably foreseeable and beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communications or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Administrator and not primarily attributable to the failure of the Administrator to reasonably maintain or provide for the maintenance of such equipment, the Administrator shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     18. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Fund.

     19. NON-EXCLUSIVE SERVICES. The types of administrative services rendered by the Administrator hereunder are not exclusive. The Administrator may render such services to any other investment company and have other businesses and interests.

     20. DEFINITIONS. As used in this Agreement, the terms "assignment" and "interested person" shall have the respective meanings set forth in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

     21. CONFIDENTIALITY. The Administrator shall treat confidentially and as proprietary information of the Fund all records and other information related to the Fund and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Fund.

     22. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 22 as promptly as practicable thereafter). Notices shall be addressed as follows:

                                   (a)     if to the Fund:

                                   Pauze' Funds
                                   C/O Pauze' Capital Management Co.
                                   14340 Torrey Chase Blvd., Suite 170
                                   Houston, TX 77014-1024

                                   ATTN: Mr. Philip C. Pauze'
                                   President and Trustee


                                   (b)     if to the Administrator:

                                   Declaration Service Company
                                   Suite 6160
                                   555 North Lane
                                   Conshohocken, PA 19428

                                   Attn: Mr. Terence Smith, President


or to such other respective addresses as the parties shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     23. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     24. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

     25. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

     26. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

     27. LIMITATION OF LIABILITY. The term "Pauze' Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated October 15, 1993, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that obligations of the Trust hereunder shall not be binding upon any Trustee, Shareholder, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Master Trust Agreement. The Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                   PAUZE' FUNDS

                                   By:  /S/
                                        ---------------------------------------
                                        Philip C. Pauze', President and Trustee

                                   DECLARATION SERVICE COMPANY

                                   By:  /S/
                                        ---------------------------------------
                                        Terence P. Smith, President

                                   SCHEDULE A

                                  PAUZE' FUNDS

                           Portfolio and Fee Schedule

                Portfolios covered by Administration Agreement:

                  PAUZE' U. S. GOVERNMENT TOTAL RETURN BOND FUND

Fees for administrative services on
behalf of the Portfolios:

System  set-up,  conversion of records                     Time & Materials
transfer of historical records, permits, etc.
to Declaration Group systems.

Annual Fee,  Administrative Services:

     First Class of Shares, per portfolio .......................  $24,000
     Second Class of Shares, per portfolio ......................   16,000
     Each additional Class, per portfolio .......................   12,000

Plus standard out-of-pocket expenses including (but not limited to): postage, courier, telephone, travel, Fund specific costs related to Fund/SERV and Networking, printing, copying, and other standard miscellaneous items.

                                   SCHEDULE B

        Administrative Services Provided by Declaration Services Company

     1. Provide overall day-to-day Fund administrative management, including coordination of investment adviser, custodian, transfer agency, distribution, and pricing and accounting activities.

     2. Assist the Fund and Fund counsel with the design and development of the Fund, including investment objectives, policies and structure of new Portfolios.

     3. Assist Fund counsel with the preparation of Registration Statements, Prospectuses, Statements of Additional Information, and proxy materials.

     4. Prepare and file such reports, applications and documents as may be necessary or desirable to register the Fund's shares with the Federal and state securities authorities, and monitor the sale of Fund shares for compliance with Federal and state securities laws;

     5. Prepare and file Semi-Annual Report on Form N-SAR.

     6. Prepare and file reports to shareholders, including the annual report to shareholders, and coordinate mailing Prospectuses, notices, proxy statements, proxies and other reports to shareholders.

     7. Assist with layout and printing of shareholder communications, including Prospectuses and reports to shareholders.

     8. Administer contracts on behalf of the Fund with, among others, the Fund's investment adviser, custodian, transfer agent/shareholder servicing agent, distributor, and accounting services agent.

     9. Coordinate the representations of outside legal counsel and independent public accountants to the Fund.

     10. Assist Fund in obtaining fidelity bond and trustees and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act, as such bonds and policies are approved by the Fund's Board of Trustees.

     11.  Prepare  and  maintain  materials  for  trustees/management   meetings
including, agendas, minutes, attendance records and minute books.

     12. Coordinate shareholder meetings, including assisting Fund counsel in preparation of proxy materials, preparation of minutes and tabulation of results.

     13. Monitor and pay Fund bills, maintain Fund budget and report budget expenses and variances to Fund management.

     14. Monitor the Fund's compliance with the investment restrictions and limitations imposed by the 1940 Act and state Blue Sky laws and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Fund's Prospectuses and Statement of Additional Information, and the investment restrictions and limitations necessary for each Portfolio of the Fund to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, or any successor statute.

     15. Prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders.

     16. Provide personnel to serve as officers of the Fund if so elected by the Board of Trustees of the Fund, and the Fund provides coverage for said officers under the Fund's Directors and Officers and Errors and Omissions insurance.

     17. Provide other administrative services as may be agreed from time to time in writing by the Fund and the Administrator.

     18. Assist in the preparation and filing of the Fund's annual report pursuant to Rule 24f-2 of the Investment Company Act of 1940, as amended.